UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                                    FORM 8-K


                                  CURRENT REPORT
   Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934


     Date of Report (Date of earliest event reported): April 27, 2006

                               HORIZON FINANCIAL CORP.
              (Exact name of registrant as specified in its charter)

         Washington                    0-27062                91-1695422
(State or other jurisdiction         (Commission            (IRS Employer
     of incorporation)                File Number)         Identification No.)

1500 Cornwall Avenue, Bellingham, Washington                     98225
  (Address of principal executive offices)                     (Zip Code)

     Registrant's telephone number (including area code):  (360) 733-3050


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02  Results of Operations and Financial Condition
--------------------------------------------------------

     On April 27, 2006, Horizon Financial Corp. issued its earnings release for the quarter and the year ended March 31, 2006. A copy of the earnings release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01  Financial Statements and Exhibits
--------------------------------------------

     (c)    Exhibits

     99.1   Press Release of Horizon Financial Corp. dated April 27, 2006.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

                                    HORIZON FINANCIAL CORP.



Date: April 27, 2006                By: /s/ V. Lawrence Evans
                                        -------------------------------------
                                        V. Lawrence Evans
                                        President and Chief Executive Officer

                                 Exhibit 99.1

                              CONTACTS:     V. Lawrence Evans, Chairman & CEO
                                            Dennis Joines, President & COO
                                            Rich Jacobson, Executive VP & CFO
                                            360.733.3050

NEWS RELEASE
==============================================================================

         HORIZON FINANCIAL EARNINGS PER SHARE UP 24% IN FISCAL 2006;
         -----------------------------------------------------------
               PERFORMANCE RATIOS ALL IMPROVE IN RECORD YEAR
               ---------------------------------------------

BELLINGHAM, WA - April 27, 2006 - Horizon Financial Corp. (Nasdaq: HRZB) today reported that a continued focus on managing growth to maximize profitability resulted in record profits for both the fourth quarter and 2006 fiscal year. In the quarter ended March 31, 2006, net income was $4.2 million, compared to $3.3 million in the same quarter a year ago, with earnings per diluted share growing 31% to $0.42, from $0.32 in the fourth quarter of fiscal 2005. For the year, net income was $15.7 million, versus $13.1 million in the preceding year, with earnings per diluted share growing 24% to $1.56, from $1.26 in fiscal 2005.

Management will host a conference call today, April 27, at 1:30 pm PDT (4:30 pm EDT) to discuss the year's results. The live call can be accessed by dialing (303) 262-2211. The replay, which can be accessed shortly after the call concludes, will be available for a month and can be heard by dialing
(303) 590-3000, using access code 11056594#.

"After growing gross loans by $63 million in the fourth quarter of fiscal 2005 and $39 million in the first quarter of this year, we decided to manage loan growth and focus on the business where we can generate the highest margins," stated V. Lawrence Evans, Chairman and CEO. "We have added less than $26 million in net loans in each of the last three quarters, which resulted in improved profitability."

Return on average equity (ROE) improved to 14.3% in fiscal 2006, from 12.1% the previous year, and return on average assets (ROA) increased to 1.48%, from 1.43% in fiscal 2005. In the fourth quarter of fiscal 2006 ROE was 14.9%, compared to 12.1% in the same period a year ago, and ROA was 1.51%, up from 1.35% in the fourth quarter of fiscal 2005.

Horizon's net interest margin improved to 4.66% for the year end March 31, 2006, from 4.34% in the previous year. In the fourth quarter, the net interest margin was 4.77%, unchanged from the preceding quarter and up from 4.34% in the fourth quarter of fiscal 2005.

"Maintaining pricing discipline has helped keep our net interest margin up, despite intense competition on both sides of the balance sheet," stated Dennis Joines, President and COO. "Specifically, we are focusing on adding adjustable rate and only fixed rate loans with relatively short terms to our portfolio to help mitigate interest rate risk. We have chosen to avoid long-term, fixed rate loans that simply do not meet our ROE and margin targets."

"Since adjustable rate loans represent nearly half of our total portfolio, the steady rise in interest rates over the past year has also been beneficial," stated Rich Jacobson, EVP and CFO. "Continuing to grow our core deposit base should help minimize the margin compression that is likely to occur once rates stabilize or begin to come back down."

Total deposits grew 12% to $834 million at the end of March 2006, compared to $747 million a year earlier. While total core deposits grew 8% to $348 million, non-interest bearing demand deposits increased 26% to $79.8 million, versus $63.5 million at the end of March 2005. Time deposits increased 15% to $486 million at year-end 2006, compared to $424 million at the end of fiscal 2005.

"While time deposits grew by $61.6 million in fiscal 2006, gross loans increased by nearly twice that," Evans said. "Although Federal Home Loan Bank borrowings account for some of the difference, growing checking account balances has helped keep our cost of funds in check." The yield on earning assets was 7.27% in fiscal 2006, up 99 basis points from the previous year. The cost of interest-bearing liabilities was 2.72% in the year, up 65 basis points from fiscal 2005.

"Gross loans increased by $116 million over the course of fiscal 2006, with loan production, both in terms of total dollars and loan mix, remaining little changed from a year ago," Joines said. "Total loan originations were basically flat at $157 million in the fourth quarter and $673 million in the full year. Commercial loans were 74% of total production in the fourth quarter and 73% for the full year in both fiscal 2006 and 2005."

At fiscal year-end, commercial and commercial real estate loans were 83% of net loans, compared to 80% a year earlier. Residential loans dropped to 12% of loans, from 15% at the end of fiscal 2005, while consumer loans stayed flat at 5% of net loans. Total loans increased 14% to $933 million at March 31, 2006, compared to $817 million a year ago. Total assets grew 12% to $1.12 billion from $998 million at the end of fiscal 2005.

HRZB-FY06 24%
April 27, 2006
Page 2

Asset quality remains excellent, with non-performing loans (NPLs) and non-performing assets (NPAs) both declining and net charge offs remaining very manageable. NPLs were $1.2 million at March 31, 2006, down from $1.3 million at the end of the preceding quarter and $1.5 million a year earlier. NPLs were 0.13% of net loans at fiscal year-end, compared to 0.14% three months earlier and 0.18% at the end of March 2005. NPAs were just 0.10% of total assets at the fiscal 2006 year-end, compared to 0.12% and 0.15% of total assets at the end of the third quarter and the preceding year, respectively.

"Our strong credit quality is a reflection of our strict underwriting standards," Evans said. "Keeping our asset quality high allows for minimal credit costs while still maintaining a solid coverage ratio. The provision for loan losses was $2.6 million in fiscal 2006, while net charge offs were $158,000. Our reserve for loan losses is now $14.2 million, or 1.54% of net loans receivable."

In fiscal 2006, interest income was $69.4 million, an increase of $17.2 million or 33% over the preceding year, reflecting the increase in earning assets and a rising interest rate environment. Interest expense was $24.9 million in the year, up $8.7 million or 54% from fiscal 2005, as total deposits have grown in a higher interest rate environment. Net interest income increased by 23% to $44.5 million, compared to $36.0 million the previous year. Non-interest income declined 1% to $6.4 million in the year, compared to $6.5 million in fiscal 2005.

"While service fees on deposits were up 24% from fiscal 2005, due in large part to the overdraft protection service introduced during the year, non-interest income decreased significantly due to a loss on investment securities sales in the fourth quarter," Jacobson said. "During the quarter, we restructured approximately $13 million of the investment securities portfolio. The proceeds from those lower-yielding securities have since been reinvested in highly rated, higher-yielding investments, which will generate additional interest income going forward."

Non-interest expense increased 15% to $25.8 million, from $22.4 million in fiscal 2005. "In the past year we have opened a full-service branch, a commercial lending center and a real estate lending center," Joines said.
"Our efficiency ratio improved by more than 2 percentage points for the year despite the expected increase in operating expenses. The core system software that we put in place a year and a half ago, which allows us to cross-sell products more effectively, continues to help improve productivity and generate incremental revenue. We continue to strive for an efficiency ratio below 50%."

Total revenues were $50.9 million in fiscal 2006, up 20% from $42.6 million in the previous year, and the efficiency ratio improved to 50.6%, from 52.7% in fiscal 2005. For the fourth quarter, revenues grew 21% to $13.1 million, versus $10.8 million in the same quarter of last fiscal year, and the efficiency ratio was 51.2%, compared to 52.8% a year ago.

For the quarter ended March 31, 2006, net interest income increased 27% to $11.9 million, compared to $9.4 million in the fourth quarter of last year. Non-interest income was down 15% to $1.2 million in the quarter, versus $1.4 million a year ago, reflecting the loss on the sale of investment securities. Non-interest expense grew 18% to $6.7 million from $5.7 million in the fourth quarter of 2005.

In fiscal 2006, Horizon repurchased 212,852 shares at an average price of $20.52 per share. At year-end, book value was $11.45 per share, compared to $10.66 a year earlier, and tangible book value was $11.37, up from $10.58 a year ago.

Horizon Financial Corp. is a $1.1 billion, state-chartered bank holding company headquartered in Bellingham, Washington. Its primary subsidiary, Horizon Bank, is a state-chartered commercial bank that operates 18 full-service offices, four commercial loan centers and four real estate loan centers throughout Whatcom, Skagit, Snohomish and Pierce Counties.


Safe Harbor Statement: Except for the historical information in this news release, the matters described herein are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and are subject to risks and uncertainties that could cause actual results to differ materially. Such risks and uncertainties include: the ability to successfully expand existing relationships, deposit pricing and the ability to gather core deposits, success in new markets and expansion plans, expense management and the efficiency ratio, expanding or maintaining the net interest margin, interest rate risk, loan quality and the loss levels expected on non-performing loans, the local and national economic environment, and other risks and uncertainties discussed from time to time in Horizon Financial's SEC filings. Accordingly, undue reliance should not be place on forward-looking statements. These forward-looking statements speak only as of the date of this release. Horizon undertakes no obligation to update publicly any forward-looking statements to reflect new information, events or circumstances after the date of this release or to reflect the occurrence of unanticipated events.

HRZB-FY06 24%
April 27, 2006
Page 3

CONSOLIDATED STATEMENTS OF INCOME             Quarter Ended   Three Month     Quarter Ended     One Year    Quarter Ended
(unaudited)(in 000s, except per share data)   March 31, 2006    Change      December 31, 2005    Change     March 31, 2005
-----------------------------------------------------------------------------------------------------------------------------
Interest income:
  Interest on loans                               $  18,039       4%            $  17,328          39%        $  12,960
  Interest and dividends on securities                  953      10%                  866          11%              859
                                                  ---------                     ---------                     ---------
    Total interest income                            18,992       4%               18,194          37%           13,819

Interest expense:
  Interest on deposits                                5,646       6%                5,321          61%            3,516
  Interest on borrowings                              1,476      15%                1,283          59%              930
                                                  ---------                     ---------                     ---------
    Total interest expense                            7,122       8%                6,604          60%            4,446
                                                  ---------                     ---------                     ---------
    Net interest income                              11,870       2%               11,590          27%            9,373

  Provision for loan losses                             300     -63%                  800         -59%              725
                                                  ---------                     ---------                     ---------
    Net interest income after provision
      for loan losses                                11,570       7%               10,790          34%            8,648

Non-interest income:
  Service fees                                          998     -14%                1,164          34%              747
  Net gain/(loss) on sales of loans-servicing released  229      10%                  208           3%              222
  Net gain/(loss) on sales of loans-servicing retained    5     267%                   (3)        267%               (3)
  Net gain/(loss) on sales of investment securities    (518)     NA                     -          NA                 5
  Other                                                 475      26%                  377          13%              422
                                                  ---------                     ---------                     ---------
    Total non-interest income                         1,189     -32%                1,746         -15%            1,393

Non-interest expense:
  Compensation and employee benefits                  3,771       0%                3,786          19%            3,164
  Building occupancy                                    980       2%                  957          16%              845
  Other expenses                                      1,541      -2%                1,573          10%            1,397
  Data processing                                       220      -5%                  231          122%              99
  Advertising                                           174      -8%                  189           -1%             176
                                                  ---------                     ---------                     ---------
    Total non-interest expense                        6,686      -1%                6,736           18%           5,681

Income before provision for income taxes              6,073       5%                5,800           39%           4,360
Provision for income taxes                            1,909       5%                1,817           73%           1,103
                                                  ---------                     ---------                     ---------
Net Income                                        $   4,164       5%            $   3,983           28%       $   3,257
                                                  =========                     =========                     =========
Earnings per share :
   Basic earnings per share                       $    0.42       5%            $    0.40           31%       $    0.32
   Diluted EPS                                    $    0.42       5%            $    0.40           31%       $    0.32

Weighted average shares outstanding:
   Basic                                          9,897,398       0%            9,911,027           -2%      10,093,241
   Common stock equivalents                          90,898       4%               87,643          -32%         133,554
                                                  ---------                     ---------                    ----------
   Diluted                                        9,988,296       0%            9,998,670           -2%      10,226,795
                                                  =========                     =========                    ==========


                                       (more)

HRZB-FY06 24%
April 27, 2006
Page 4

CONSOLIDATED STATEMENTS OF INCOME            Year Ended              Year Ended
(unaudited)(in 000s, except per share data)  March 31,   Change      March 31,
                                                2006                    2005
-------------------------------------------------------------------------------
 Interest income:
   Interest on loans                        $ 65,857       37%        $  48,131
   Interest and dividends on securities        3,531      -13%            4,051
                                           ---------                  ---------
     Total interest income                    69,388       33%           52,182
 Interest expense:
   Interest on deposits                       19,988       51%           13,219
   Interest on borrowings                      4,908       68%            2,925
                                           ---------                  ---------
     Total interest expense                   24,896       54%           16,144
                                           ---------                  ---------
     Net interest income                      44,492       23%           36,038

   Provision for loan losses                   2,575       51%            1,700
     Net interest income after provision   ---------                  ---------
       for loan losses                        41,917       22%           34,338

  Non-interest income:
     Service fees                              3,917       24%            3,168
     Net gain/(loss) on sales of loans -
       servicing released                      1,040        6%              983
     Net gain/(loss) on sales of loans -
       servicing retained                         55      -17%               66
     Net gain/(loss) on sales of investment
       securities                               (476)    -200%              476
     Other                                     1,887        3%            1,824
                                           ---------                  ---------
        Total non-interest income              6,423       -1%            6,517

  Non-interest expense:
     Compensation and employee benefits       14,614       16%           12,635
     Building occupancy                        3,575       20%            2,967
     Other expenses                            5,986       14%            5,232
     Data processing                             887       -2%              901
     Advertising                                 720        5%              688
                                           ---------                  ---------
        Total non-interest expense            25,782       15%           22,423

  Income before provision for income taxes    22,558       22%           18,432
  Provision for income taxes                   6,903       29%            5,369
                                           ---------                  ---------
  Net Income                               $  15,655       20%        $  13,063
                                           =========                  =========

  Earnings per share :
     Basic earnings per share              $    1.57       23%   $         1.28
     Diluted EPS                           $    1.56       24%   $         1.26
  Weighted average shares outstanding:
     Basic                                 9,937,600       -3%       10,212,190
     Common stock equivalents                 96,676      -35%          149,843
                                          ----------                 ----------
     Diluted                              10,034,276       -3%       10,362,033
                                          ==========                 ==========

                                      (more)

HRZB-FY06 24%
April 27, 2006
Page 5

CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION                    Three Month                       One Year
(unaudited) (in 000s, except per share data)     March 31, 2006     Change       December 31, 2005   Change    March 31, 2005
-----------------------------------------------------------------------------------------------------------------------------
Assets:
  Cash and due from banks                           $   24,190       -4%              $   25,244       4%        $   23,250
  Interest-bearing deposits                              9,439      485%                   1,614     142%             3,907
  Investment securities - available for sale            60,137       -5%                  63,016     -16%            71,825
  Investment securities - held to maturity                 370        0%                     370       0%               370
  Mortgage-backed securities - available for sale       23,351       -6%                  24,943      26%            18,510
  Mortgage-backed securities - held to maturity            482      -15%                     566     -46%               885
  Federal Home Loan Bank stock                           7,247        0%                   7,247       0%             7,218
  Gross loans receivable                               932,694        3%                 906,734      14%           816,748
  Reserve for loan losses                              (14,184)       2%                 (13,925)     21%           (11,767)
                                                    ----------                        ----------                 ----------
  Net loans receivable                                 918,510        3%                 892,809      14%           804,981
  Loans held for sale                                    5,252      176%                   1,902      29%             4,069
  Investment in real estate in a joint venture          16,928        0%                  16,882      -2%            17,204
  Accrued interest and dividends receivable              5,185       -1%                   5,254      15%             4,499
  Property and equipment, net                           26,317        8%                  24,459      16%            22,782
  Net deferred income tax assets                         2,254       -4%                   2,341      -2%             2,299
  Federal income tax receivable                            808      -19%                   1,002     145%               330
  Other assets                                          16,258        1%                  16,094       5%            15,441
                                                    ----------                        ----------                 ----------
    Total assets                                    $1,116,728        3%              $1,083,743      12%        $  997,570
                                                    ==========                        ==========                 ==========
Liabilities:
  Deposits                                          $  834,299        2%              $  814,748      12%        $  746,849
  Other borrowed funds                                 141,561        7%                 131,901      19%           119,066
  Borrowing related to investment in real estate
    in a joint venture                                  18,276        2%                  17,869       9%            16,721
  Accounts payable and other liabilities                 6,919        6%                   6,536      24%             5,570
  Advances by borrowers for taxes and insurance            467       98%                     236     -10%               519
  Deferred compensation                                  1,883        0%                   1,877       3%             1,821
                                                    ----------                        ----------                 ----------
    Total liabilities                               $1,003,405        3%              $  973,167      13%        $  890,546

Stockholders' equity:
  Serial preferred stock, $1.00 par value; 10,000,000
    shares authorized; none issued or outstanding
  Common stock, $1.00 par value; 30,000,000 shares
    authorized; 9,898,168,  9,894,380, and 10,037,903
    shares outstanding                                   9,898        0%                   9,894      -1%            10,038
  Paid-in capital                                       54,116        0%                  54,009      -1%            54,737
  Retained earnings                                     45,991        6%                  43,444      18%            38,939
  Accumulated other comprehensive income                 3,318        1%                   3,301      -2%             3,382
  Debt related to ESOP                                       0     -100%                     (72)   -100%               (72)
                                                    ----------                        ----------                 ----------
    Total stockholders' equity                         113,323        2%                 110,576       6%           107,024
                                                    ----------                        ----------                 ----------
    Total liabilities and stockholders' equity      $1,116,728        3%              $1,083,743      12%        $  997,570
                                                    ==========                        ==========                 ==========
Intangible assets:
  Goodwill                                          $      545        0%              $      545       0%        $      545
  Mortgage servicing asset                                 253       -2%                     257     -11%               284
                                                    ----------                        ----------                 ----------
  Total intangible assets                           $      798        0%              $      802      -4%        $      829
                                                    ==========                        ==========                 ==========

                                         (more)


HRZB-FY06 24%
April 27, 2006
Page 6

LOANS (unaudited)(in 000s)               March 31,    December 31,   March 31,
                                          2006           2005          2005
------------------------------------------------------------------------------
1-4 Mortgage
 1-4 Family                            $  148,515     $  149,766    $  167,454
 1-4 Family construction                   20,971         21,408        16,464
 Participations sold                      (56,546)       (57,761)      (65,125)
                                       ----------     ----------    ----------
Subtotal                                  112,940        113,413       118,793

Commercial construction/land development  262,358        243,661       162,726
Residential commercial real estate         70,080         67,890        73,397
Non-residential commercial real estate    314,299        313,235       312,722
Commercial loans                          123,445        119,522       109,387
Home equity secured                        44,001         42,950        33,762
Other consumer loans                        5,571          6,063         5,961
                                       ----------     ----------    ----------
Subtotal                                  819,754        793,321       697,955
                                       ----------     ----------    ----------
Subtotal                                  932,694        906,734       816,748
Less:
  Reserve for loan losses                 (14,184)       (13,925)      (11,767)
                                       ----------     ----------    ----------
Net loans receivable                   $  918,510     $  892,809    $  804,981
                                       ==========     ==========    ==========


Net residential loans                    111,967 12%   112,424 13%  117,809 15%
Net commercial loans                     121,117 13%   117,243 13%  107,404 13%
Net commercial real estate loans         636,657 70%   614,945 69%  540,698 67%
Net consumer loans                        48,769  5%    48,197  5%   39,070  5%
                                       ---------------------------------------
                                        918,510 100% $892,809 100% 804,981 100%
                                       =======================================


DEPOSITS (unaudited)(in 000s)        March 31,      December 31,    March 31,
                                        2006           2005           2005
-------------------------------------------------------------------------------
Demand Deposits
  Savings                           $ 30,808   4%   $ 32,958    4% $ 40,863  5%
  Checking                            80,778  10%     79,835   10%   83,268 11%
  Checking - non interest
    bearing                           79,774  10%     85,949   11%   63,503  9%
  Money market                       156,867  18%    151,128   18%  134,761 18%
                                    --------        --------       --------
Subtotal                             348,227  42%    349,870   43%  322,395 43%

CD's
  Under $100,000                     246,136  29%    245,870   30%  240,178 32%
  $100,000 and above                 239,936  29%    219,008   27%  184,276 25%
                                    --------        --------       --------
Total CD's                           486,072  58%    464,878   57%  424,454 57%
                                    -------------------------------------------
Total                              $ 834,299 100%  $ 814,748  100% $746,849 100
                                     ==========================================


WEIGHTED AVERAGE INTEREST RATES:  Quarter Ended    Quarter Ended       Quarter Ended    Year Ended       Year Ended
  (unaudited)                     March 31, 2006   December 31, 2005   March 31, 2005   March 31, 2006   March 31, 2005
-----------------------------------------------------------------------------------------------------------------------

  Yield on loans                         8.02%            7.88%               6.78%           7.63%           6.69%
  Yield on investments                   4.06%            3.77%               3.49%           3.83%           3.62%
                                        ------           ------              ------          ------          ------
    Yield on interest-earning assets     7.63%            7.50%               6.39%           7.27%           6.28%

  Cost of deposits                       2.81%            2.63%               2.02%           2.54%           1.92%
  Cost of borrowings                     4.31%            3.92%               3.14%           3.86%           3.26%
                                        ------           ------              ------          ------          ------
   Cost of interest-bearing liabilities  3.04%            2.82%               2.19%           2.72%           2.07%


                                         (more)

HRZB-FY06 24%
April 27, 2006
Page 7

AVERAGE BALANCES                    Quarter Ended      Quarter Ended     Quarter Ended      Year Ended       Year Ended
 (unaudited)(in 000s)               March 31, 2006   December 31, 2005   March 31, 2005   March 31, 2006   March 31, 2005
-------------------------------------------------------------------------------------------------------------------------

  Loans                                $  900,179        $  879,836         $  765,050       $  862,893     $  718,918
  Investments                              95,187            91,085             99,763           92,195        111,803
                                       ----------        ----------         ----------       ----------     ----------
    Total interest-earning assets         995,366           970,921            864,813          955,088        830,721

  Deposits                                813,483           802,236            705,225          787,734        689,425
  Borrowings                              137,032           128,014            118,689          127,284         89,820
                                       ----------        ----------         ----------       ----------     ----------
    Total interest-bearing liabilities $  950,515        $  930,250         $  823,914       $  915,018     $  779,245

  Average assets                       $1,100,236        $1,069,847         $  965,105       $1,056,390     $  911,019
  Average stockholders' equity         $  111,950        $  109,485         $  107,622       $  109,328     $  107,862



CONSOLIDATED FINANCIAL RATIOS       Quarter Ended    Quarter Ended       Quarter Ended      Year Ended       Year Ended
  (unaudited)                       March 31, 2006   December 31, 2005   March 31, 2005   March 31, 2006   March 31, 2005
-------------------------------------------------------------------------------------------------------------------------

Return on average assets                    1.51%              1.49%              1.35%            1.48%          1.43%
Return on average equity                   14.88%             14.55%             12.11%           14.32%         12.11%
Efficiency ratio                           51.20%             50.51%             52.76%           50.64%         52.69%
Net interest spread                         4.59%              4.68%              4.20%            4.54%          4.21%
Net interest margin                         4.77%              4.77%              4.34%            4.66%          4.34%
Equity-to-assets ratio                     10.15%             10.20%             10.73%
Equity-to-deposits ratio                   13.58%             13.57%             14.33%
Book value per share                  $     11.45       $     11.18        $     10.66
Tangible book value per share         $     11.37       $     11.09        $     10.58


RESERVE FOR LOAN LOSSES             Quarter Ended    Quarter Ended       Quarter Ended    Year Ended       Year Ended
(unaudited)(in 000s)                March 31, 2006   December 31, 2005   March 31, 2005   March 31, 2006   March 31,2005
------------------------------------------------------------------------------------------------------------------------

Balance at beginning of period         $   13,925       $    13,161        $    11,168       $   11,767     $   10,122
Provision for loan losses                     300               800                725            2,575          1,700
Charge offs - net of recoveries               (41)              (36)              (126)            (158)           (55)
                                       ----------       -----------        -----------       ----------     ----------
Balance at end of period               $   14,184       $    13,925        $    11,767       $   14,184     $   11,767



NON-PERFORMING ASSETS
 (unaudited) (in 000s)                  March 31,    December 31,    March 31,
                                         2006           2005           2005
------------------------------------------------------------------------------
Accruing loans - 90 days past due      $     -         $    -        $     -
Non-accrual loans                        1,161          1,287          1,481
Restructured loans                           -              -              -
                                     ---------      ---------       --------
Total non-performing loans               1,161          1,287          1,481
Total non-performing loans/net loans      0.13%          0.14%          0.18%
REO                                          -              -              -
                                     ---------      ---------       ---------
Total non-performing assets           $  1,161        $ 1,287        $ 1,481
Total non-performing assets/total assets  0.10%          0.12%          0.15%



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